Exhibit 10.2

March 10, 2014

Mockingbird Midstream Gas Services, L.L.C.

Attention: Walter J. Bennett

515 Central Park Drive

Oklahoma City, OK 73105

Re:	Gas Lift Facilities

Dear Walt:

This letter agreement (“Agreement”) is by and between Chesapeake Energy Marketing, Inc., Chesapeake Operating, Inc. and Chesapeake Exploration, L.L.C. (collectively “Producers”), and Mockingbird Midstream Gas Services, L.L.C. (“Gatherer”). Producers and Gatherer are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Producers and Gatherer are parties to that certain Gas Gathering Contract, Cost of Service – Eagle Ford effective July 1, 2012, with accompanying exhibits and schedules (the “GGC”);

WHEREAS, under Section 5.2 of the GGC, upon request of the Producers, Gatherer is required to install, own and operate Gas Lift Facilities for Gas Lift Operations and be reimbursed by Producers for the costs thereof;

WHEREAS, Producers desire to install the Gas Lift Facilities themselves and incur the expense thereof directly;

WHEREAS, with respect to Gas Lift Facilities installed by Producers, the Parties desire to partially amend and supplement section 5.2 of the GGC and further define the rights and obligations of the Parties in connection therewith;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the adequacy and sufficiency of which are acknowledged, the Parties agree as follows.

1.	Unless otherwise defined, capitalized terms in this Agreement will have the meanings given to them in the GGC.

2.	Producers will have the right to install or caused to be installed Gas Lift Facilities that would otherwise be installed by Gatherer under Section 5.2 if requested by Producers.

3.	In the event Producers install any Gas Lift Facilities, Producers will arrange for the design, installation, construction, and initial inspection, testing, and commissioning (the “Installation”) of such facilities, subject to the Specifications as provided in paragraph 5.

4.	The costs of the Installation will be borne exclusively by Producers and excluded from the COS Calculation.

5.

Subject to the terms of this paragraph, Gatherer consents to Producers installing, constructing, inspecting, testing and commissioning the necessary infrastructure for the Gas Lift Facilities, including the gas lift meter run, final site grading, meters, pipelines, instrumentation, valve guard

Chesapeake Operating, Inc.

P.O. Box 18496 • Oklahoma City, OK 73154-0496

405.848.8000 • fax 405.849.0034

pens, site clean up and dress rock, and supports on or near the relevant portion of the System. Gatherer specifically reserves the right to (a) approve the design of the Gas Lift Facilities prior to construction commencing, including the EFM/SCADA and meter run, to assess compliance with the Specifications defined herein, and such approval will not be unreasonably withheld, conditioned, or delayed, (b) complete all instrumentation work on the meter, and (c) specify the connection point and complete the final connection of the Gas Lift Facilities to Gatherer’s pipeline(s) including any piping modifications to Gatherer’s facilities to add connection points (“Connection”). Gatherer will work with Producers to timely commence and complete the instrumentation work and the Connection. The design of the Gas Lift Facilities and Installation by the Producers will comply with the Gatherer’s engineering standards and construction specifications, as may be reasonably amended or supplemented from time to time by Gatherer, as set forth or referred to in Exhibit A (Specifications), attached to and made a part of this Agreement, regarding the pipeline, meters, welding procedures, painting, support and electrical/instrumentation components (the “Specifications”). Producers agree that any portion of the design or installation not addressed by the Specifications will require a reasonable supplement for such from the Gatherer or Gatherer’s approval (not to be unreasonably withheld, conditioned or delayed) of any proposed supplement to the Specifications. Producers agree to abide by the Specifications when designing and conducting the Installation of the Gas Lift Facilities. Gatherer will provide Producers with a current version of the Specifications when such is materially amended and whenever reasonably requested by the Producers. Producers assume all risk of loss and liability for the Gas used for Gas Lift Operations.

6.	Producers will provide Gatherer five (5) business days prior notice before beginning construction activities for the Gas Lift Facilities to afford Gatherer the opportunity to have personnel present for supervision and inspection during construction of the Gas Lift Facilities. The Parties agree that the Gatherer’s supervising personnel will have the right to halt Producers’ work if in the supervising personnel’s reasonable opinion the Specifications are not being met or there are safety concerns with the Installation.

7.	Producers will provide to Gatherer within ninety (90) days of completing the Installation all project related documentation as required and set forth in Exhibit A of this Agreement for completion of a construction job book. The documentation must be submitted to Gatherer’s Document Controls Specialist located at the Gatherer’s Pearsall Field Office.

8.	Producers will own any portion of the Gas Lift Facilities from the first downstream flange connecting to the gas lift meter run (excluding any portion of the standard skid mounted meter run assembly) to the wellhead, including any compressors. Gatherer will own any portion of the Gas Lift Facilities from the most downstream flange of the gas lift meter run (to include all of the standard skid mounted meter run assembly) and upstream to the point of Connection on Gatherer’s pipeline facility. Custody of the Gas will be transferred back to Producers at the downstream flange of the gas lift meter run. Gatherer will be responsible for all daily, nominal operational activities in connection with that portion of the Gas Lift Facilities owned by Gatherer, including operation, testing, adjusting, and maintenance (“Maintenance”), and costs attributable to the Maintenance will be excluded from the COS Calculation. Producers shall have the right to have the Gas Lift Facilities removed, relocated and re-installed at another Dedicated Well pad if it is no longer in use at an existing pad as provided in Section 5.2 of the GGC. Producers will, within thirty (30) Days of invoicing, reimburse Gatherer for all costs incurred by Gatherer to install, operate, maintain, relocate, remove, and abandon any Gas Lift Facilities.

9.	If, in Producers’ sole discretion, any Gas Lift Facilities owned by Producers installed, or relocated and re-installed, under this Agreement are no longer necessary for any future Gas Lift Operations, Producers may, at their option, and upon five (5) business days prior notice to Gatherer, remove and retain the salvageable value of the Gas Lift Facilities owned by Producer. Costs of removal will be borne exclusively by Producers and excluded from the COS Calculation.

Chesapeake Operating, Inc.

P.O. Box 18496 • Oklahoma City, OK 73154-0496

405.848.8000 • fax 405.849.0034

a) Producers are responsible for, will pay on a current basis, and will indemnify, reimburse, defend, and hold each of Gatherer and its affiliates and its and their shareholders, members, partners, owners, directors, managers, officers, agents, representatives and employees (“Gatherer Indemnified Parties”) harmless of and from any and all expenses, losses, damages, liabilities, demands, judgments, penalties, fines, settlements, charges, and claims of any nature whatsoever (including reasonable attorneys’ fees) (each a “Loss” and collectively “Losses”), asserted by any third party, to the extent arising from, based upon, or related to the Installation, including (a) Losses resulting from, arising out of or in any way connected with the Connection, and (b) any Loss to equipment or property of the Producers Indemnified Parties, the Gatherer Indemnified Parties, or any third party, IN EACH CASE, EVEN IF SUCH LOSSES ARE BASED UPON THE NEGLIGENCE (WHETHER JOINT, CONCURRENT, ACTIVE, OR PASSIVE) OF ANY OF THE GATHERER INDEMNIFIED PARTIES OR UPON CONDITIONS, ACTS, OR OMISSIONS (WHETHER OR NOT THE RESPONSIBILITY OF ANY OF THE GATHERER INDEMNIFIED PARTIES) THAT IMPOSE STRICT LIABILITY ON ANY OF THE GATHERER INDEMNIFIED PARTIES, OR ANY OTHER FAULT OR RESPONSIBILITY OF ANY OF THE GATHERER INDEMNIFIED PARTIES; PROVIDED, HOWEVER, THAT THE ABOVE INDEMNITY CONTAINED IN THIS SECTION 9 (a) WILL NOT APPLY TO THE EXTENT SUCH LOSSES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE GATHERER INDEMNIFIED PARTIES.

b) Gatherer is responsible for, will pay on a current basis, and will indemnify, reimburse, defend, and hold each of Producers and their affiliates and their shareholders, members, partners, owners, directors, managers, officers, agents, representatives and employees (“Producers Indemnified Parties”) harmless of and from any and all Losses, whether asserted by any third party or otherwise, to the extent arising from the gross negligence or willful misconduct in the Installation, Connection or Inspection by the Gatherer Indemnified Parties.

c) Producers or Gatherer (as applicable) will have the right, at its option, to assume and control the defense of any proceeding on behalf of any person for which it has agreed to provide indemnity pursuant to Section 10 (a) or Section 10 (b) and with the consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed, will have the right to approve the terms of the settlement of any proceeding with respect to which it has agreed to provide such indemnity.

d) NO PARTY WILL HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY OTHER INDEMNITEE FOR REMOTE, INDIRECT, OR CONSEQUENTIAL LOSSES OR DAMAGES, OR PUNITIVE OR EXEMPLARY LOSSES OR DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE AND LOSS OF ANTICIPATED PROFIT, IRRESPECTIVE OF WHETHER THE LOSSES OR DAMAGES WERE FORESEEABLE, RESULTING FROM OR ARISING OUT OF THE PERFORMANCE, DEFECTIVE PERFORMANCE OR NON-PERFORMANCE BY ANY OR ALL OF THE PARTIES OF ITS OR THEIR OBLIGATION(S) UNDER THIS AGREEMENT, EVEN IF SUCH LOSSES OR DAMAGES ARE BASED UPON THE NEGLIGENCE (WHETHER JOINT, CONCURRENT, ACTIVE, OR PASSIVE), STRICT LIABILITY, OR ANY OTHER FAULT OR RESPONSIBILITY OF ANY OF THE PARTY WHOSE LIABILITY IS BEING WAIVED HEREBY, EXCEPT TO THE EXTENT SUCH LOSSES OR DAMAGES ARE OWED TO A THIRD PARTY PURSUANT TO A CLAIM FOR WHICH A PARTY IS REQUIRED TO PROVIDE AN INDEMNITY UNDER THIS AGREEMENT.

10.	Nothing in this Agreement will be construed as waiving Producers’ right in the future to request that Gatherer install, own and operate any Gas Lift Facilities or how Gas Lift Volumes are treated or accounted for under Section 5.2 of the GGC. To the extent of a conflict between the terms of this Agreement and the GGC, the terms of this Agreement will govern and control. Except for matters expressly governed by this Agreement, the terms of the GGC are incorporated into this Agreement and remain in full force and effect.

Chesapeake Operating, Inc.

P.O. Box 18496 • Oklahoma City, OK 73154-0496

405.848.8000 • fax 405.849.0034

If the foregoing is acceptable, please indicate by signing and dating in the spaces provided below.

Very truly yours

Chesapeake Energy Marketing, Inc.

By:	/s/ Mark Edge
Mark Edge
Vice President Commercial Services

Chesapeake Operating, Inc.

By:	/s/ James C. Johnson
James C. Johnson
Sr. Vice President – Marketing

Chesapeake Exploration, L.L.C.

By:	/s/ James C. Johnson
James C. Johnson
Sr. Vice President – Marketing

Agreed to and Accepted this 1st day of April, 2014

Mockingbird Midstream Gas Services, L.L.C.

By:	/s/ Walter J. Bennett
Walter J. Bennett
Vice President – Western Operations

Chesapeake Operating, Inc.

P.O. Box 18496 • Oklahoma City, OK 73154-0496

405.848.8000 • fax 405.849.0034

EXHIBIT A

Specifications

This documentation will be supplied electronically and provides certain design specific specifications pertaining to a gas lift facility.

Chesapeake Operating, Inc.

P.O. Box 18496 • Oklahoma City, OK 73154-0496

405.848.8000 • fax 405.849.0034